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                    WRITTEN CONSENT OF MAJORITY STOCKHOLDERS


         WHEREAS, the undersigned are the majority stockholders (the "Majority Stockholders") of California Coastal Communities, Inc. (the "Company") by virtue of their holding more than 50% of the outstanding common stock, par value $.05 per share (the "Common Stock") of the Company;

         WHEREAS, the Majority Stockholders are concerned that, under certain circumstances the ability of the Company to fully utilize the net operating loss carryovers (the "NOLs") to which it is entitled under the Internal Revenue Code of 1986, as amended, as a result of certain concentrations of ownership and/or stock exchange transactions; and

         WHEREAS, the Majority Stockholders desire that the Company and its Board of Directors take certain actions for the express purpose of preserving the ability of the Company to use its NOLs.

         NOW, THEREFORE, BE IT RESOLVED, that the Company is hereby instructed to engage its legal council and its independent public accountants for the purpose of preparing such amendments to the Company's Amended and Restated Certificate of Incorporation as are deemed necessary or appropriate for the purpose of reclassifying the Common Stock into a new class of stock that contains transfer restrictions which will effectively protect the Company's use of its NOLs (the "Reclassification");

         RESOLVED, FURTHER, that, in order for the Majority Stockholders to duly adopt the Reclassification by written consent in accordance with the provisions of Delaware General Corporation Law ("Delaware Law"), the Board of Directors is requested to review the Reclassification for the purpose of determining whether to adopt a resolution approving the Reclassification as being in the best interests of the Company and its stockholders; and

         RESOLVED, FURTHER, that, if the Board of Directors approves the Reclassification as described in the foregoing resolution, the Company is instructed, in accordance with the requirements of Delaware Law, to submit the Reclassification to the Majority Stockholders for their approval, following the receipt of which, the appropriate officers of the Company shall make such filings and take such other actions as may be deemed necessary or appropriate to cause the Reclassification to become effective.




                       SIGNATURES BEGIN ON FOLLOWING PAGE


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         IN WITNESS WHEREOF, the undersigned Majority Stockholders have executed this written consent in accordance with the provisions of Section 228 of Delaware Law as of this 16th day of September, 1999.


ING Barings (U.S.) Capital                     Credit Suisse First Boston


By /s/ P.R. BURNAMAN II                        By /s/ DAVID J. MATLIN
   -------------------------------------          ------------------------------
   P.R. Burnaman II                               David J. Matlin
   Managing Director                              Managing Director



Merrill Lynch & Co., Inc.                      Lone Star Securities Fund, L.L.C.


By /s/ GRAHAM GOLDSMITH                        By /s/ JEFFREY S. YARCKIN
   -------------------------------------          ------------------------------
   Graham Goldsmith                               Jeffrey S. Yarckin
   Director                                       Vice President



Edelman Value Fund, Ltd.                       Edelman Value Partners, L.P.


By /s/ ASHER B. EDELMAN                        By /s/ ASHER B. EDELMAN
   -------------------------------------          ------------------------------
   Asher B. Edelman                               Asher B. Edelman